CYCLE COUNTRY ACCESSORIES CORP.
                  CYCLE COUNTRY ACCESSORIES SUBSIDIARY CORP.
                           LAURUS MASTER FUND, LTD.

                        SECURITIES PURCHASE AGREEMENT


                                June  9 , 2003

                              TABLE OF CONTENTS

                                                              Page

1.      AGREEMENT TO SELL AND PURCHASE                          1
2.      FEES AND WARRANTS                                       1
3.      CLOSING, DELIVERY AND PAYMENT                           2
3.1     Closing                                                 2
3.2     Delivery                                                2
4.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY           2
5.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS	5
5.1     Requisite Power and Authority                           6
6.      COVENANTS OF THE COMPANY                                6
6.1     Stop-Orders                                             6
6.2     Listing                                                 6
6.3     Market Regulations                                      6
6.4     Reporting Requirements                                  6
6.5     Use of Funds                                            6
6.6     Access to Facilities                                    6
6.7     Taxes                                                   7
6.8     Insurance                                               7
6.9     Intellectual Property                                   7
6.10    Confidentiality                                         7
6.11    Corporate Existence                                     7
6.12    Reissuance of Securities.                               8
6.13    Opinion                                                 8
7.	COVENANTS OF THE COMPANY AND PURCHASERS
        REGARDING INDEMNIFICATION                               8
7.1     Company Indemnification                                 8
7.2     Purchaser's Indemnification                             8
7.3     Procedures                                              8
8.      RESTRICTIONS ON TRANSFER                                9
9.      REGISTRATION RIGHTS                                     9
9.1     Registration Rights Granted                             9
9.2     Non-Registration Events                                 9
9.3     Expenses                                                9
9.4     Indemnification and Contribution                       10
10.     OFFERING RESTRICTIONS                                  12
11.     SECURITY INTEREST                                      12
12.     MISCELLANEOUS                                          12
12.1    Governing Law                                          12
12.2    Survival                                               12
12.3    Successors and Assigns                                 12
12.4    Entire Agreement                                       13
12.5    Severability                                           13
12.6    Amendment and Waiver                                   13
12.7    Delays or Omissions                                    13
12.8    Notices                                                13
12.9    Attorneys' Fees                                        14
12.10   Titles and Subtitles                                   14
12.11   Counterparts                                           14
12.12   Broker's Fees                                          14
12.13   Indemnification                                        14
12.14   Construction                                           14

                       CYCLE COUNTRY ACCESSORIES CORP.
                        SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered into as of June 9, 2003, by and among Cycle Country Accessories Corp. a Nevada corporation ("Parent") Cycle Country Accessories Corp. Subsidiary, a Nevada corporation and wholly owned subsidiary of Parent (the "Company"), and Laurus Master Fund, Ltd., a Cayman Islands company (the "Purchaser").

RECITALS

WHEREAS, the Company has authorized the sale of (i) Series A
Convertible Preferred Stock, $0.01 par value (the "Preferred Stock") for the aggregate purchase price of TWO MILLION DOLLARS ($2,000,000) convertible into shares of the Parent's common stock, $0.01 par value per share (the "Common Stock") .

WHEREAS, the Parent wishes to issues a warrant (the "Warrant") to the Purchaser to purchase shares of the Parent's 's Common Stock in connection with Purchaser's purchase of the Preferred Stock;

WHEREAS, Purchaser desires to purchase the Preferred Stock and Warrant on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Preferred Stock and Warrant to the Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	AGREEMENT TO SELL AND PURCHASE.  Pursuant to the terms and
conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company Preferred Stock in the amount of $2,000,000, convertible in accordance with the terms thereof into shares of the Parent's Common Stock. The Preferred Stock purchased on the Closing Date shall be known as the "Offering." The Certificate of Designations for the Preferred Stock (the "Certificate of Designations") is annexed hereto as Exhibit A. Collectively, the Preferred Stock and Warrant (as defined in Section
2) and Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrant are referred to as the "Securities."

2.	FEES AND WARRANT.

(a)	The Parent will issue and deliver to the
Purchaser a Warrant to purchase 40,000 shares of its Common Stock in connection with the Offering (the "Warrant") pursuant to Section 1 hereof. The Warrant must be delivered on the Closing Date. A form of Warrant is annexed hereto as Exhibit B. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Parent and the Company are hereby also made and granted in respect of the Warrant and shares of the Parent's Common Stock issuable upon exercise of the Warrant (the "Warrant Shares").

(b)	The Parent shall reimburse the Purchaser for its
reasonable legal fees for services rendered to the Purchaser in preparation of this Agreement and the Related Agreements.

(c)	The Company will pay a cash fee in the amount of
four and one quarter percent (4.25%) of the aggregate gross purchase price to be paid to the Company from the sale of the Preferred Stock in the Offering (the "Fund Management Fee") to Laurus Capital Management, L.L.C., a Delaware limited liability company. The Fund Management Fee must be paid on the Closing Date. The aforementioned Fund Management Fee and legal fees will be payable at the Closing out of funds held pursuant to a Funds Escrow Agreement to be entered into by the Company, Purchaser and an Escrow Agent.

(d)	For as long as the Purchaser holds the Preferred
Stock, on each anniversary of the date hereof, the Parent shall pay an additional fee to the Purchaser equal to one percent (1%) of the aggregate gross purchase price to be paid to the Company from the sale of the Preferred Stock in the Offering.

3.	CLOSING, DELIVERY AND PAYMENT.

3.1	Closing.  Subject to the terms and conditions herein,
the closing of the transactions contemplated hereby (the "Closing"), which closing is comprised of Purchaser's purchase of the Preferred Stock in the aggregate principal amount of $2,000,000, shall take place on the date hereof or at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

3.2	Delivery.  At the Closing, subject to the terms and
conditions hereof, the Company will deliver to the Purchaser the Certificate of Designations in the form attached as Exhibit A representing the principal amount of $2,000,000 and a Common Stock Purchase Warrant in the form attached as Exhibit B in the Purchaser's name representing Warrant Shares and the Purchaser will deliver to the Company $2,000,000, less fees and expenses by certified funds or wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
Each of the Parent and the Company hereby jointly and severally represents and warrants, as applicable, to the Purchaser as of the date of this Agreement as set forth below except as disclosed in the Parent's filings under the Securities Exchange Act of 1934 (collectively, the "Exchange Act Filings"), or the Schedules hereto.

4.1	Each of the Parent and the Company is a corporation
duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and duly qualified and in good standing in every other state or jurisdiction in which the nature of the Parent's or the Company's business requires such qualification.

4.2	The execution, delivery and performance of this
Agreement, the Fund Escrow Agreement, the Stock Pledge Agreement and the Pledge and Security Agreement (the "Related Agreements") (i) have been duly authorized, (ii) are not in contravention of such either the Parent's or the Company's certificate of incorporation, by-laws or of any indenture, agreement or undertaking to which such Parent or Company is a party or by which such Parent or Company is bound and
(iii) are within such Parent or Company's corporate powers.

4.3	This Agreement and the Related Agreements executed and
delivered by each of the Parent and the Company constitute their legal, valid and binding obligations, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

4.4	Based upon the Employee Retirement Income Security Act
of 1974 ("ERISA"), and the regulations and published interpretations thereunder each of the the Parent and the Company: (i) have not engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, as amended; (ii) have met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii do not have any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) do not have any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than Companies' employees; and (v) have not withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

4.5	Except as set forth on Schedule  4.5, each of the
Parent and the Company is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which such Parent or the Company is about to engage and the fair saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities.

4.6	There is no pending or threatened litigation, action
or proceeding which is probable of having a Material Adverse Effect.

4.7	All balance sheets and income statements which have
been delivered to Laurus fairly, accurately and properly state each of the Parent and the Company's financial condition on a basis consistent with that of previous financial statements and there has been no material adverse change in the either the Parent's or Company's financial condition as reflected in such statements since the date thereof and such statements do not fail to disclose any fact or facts which might have a Material Adverse Effect on the Parent's or the Company's financial condition.

4.8 Each of the Parent and the Company possesses all of the Intellectual Property necessary to conduct its respective business. There has been no assertion or claim of violation or infringement with respect to any Intellectual Property.

4.9	Neither this Agreement, the exhibits and schedules
hereto, the Related Agreements nor any other document delivered by the Parent and the Company to Laurus or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to Laurus by the Parent or the Company were based on the such Parent's or Company's experience in the industry and on assumptions of fact and opinion as to future events which the Parent or the Company, at the date of the issuance of such projections or estimates, believed to be reasonable. As of the date hereof no facts have come to the attention of the Company that would, in its opinion, require the Parent or the Company to revise or amplify in any material respect the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

4.10	The offer, sale and issuance of the shares of the
Parent's Common Stock issuable upon the conversion of the Preferred Stock and the Warrant will be registered under the Company's Registration Statement on Form SB-2 and filed with the Securities and Exchange Commission. As such, the Preferred Stock, the Warrant and the shares of Common Stock issuable upon conversion of the Preferred Stock will be freely tradeable and the certificates evidencing those securities will not have restrictive legends when such registration statement is declared effective by the SEC..

4.11	The Common Stock of the Parent is registered pursuant
to Section 12(b) or 12(g) of the Exchange Act and the Company has timely filed all proxy statements, reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act. The Parent has furnished Laurus with copies of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 (collectively, the "SEC Reports"). Each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Parent included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial position of the Parent as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.12	The Parent's Common Stock is listed for trading on the
Over-the-Counter Bulletin Board("OTCBB"). Upon completion of the several transactions with Laurus, the Company's Common Stock will satisfy all requirements for initial listing on the American Stock Exchange . The Company has determined that as of June __, 2003 the Common Stock does not meet all requirements for such listing.

4.13	Upon the SEC declaring the Parent's registration
statement registering the Securities on Form SB-2 effective, the Securities will be freely tradeable and the shares evidencing the Common Stock issuable under the Securities will be free of restrictive legends. The Parent will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities.

4.14	Each of the Parent and the Company understands the
nature of the Securities being sold hereby and recognizes that they may have a potential dilutive effect. The Parent specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Preferred Stock and exercise of the Warrant is binding upon the Parent and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Parent.

4.15	There is no agreement that has not been filed with the
SEC as an exhibit to a registration statement or other applicable form the breach of which could have a material and adverse effect as to the Parent and its subsidiaries, or would prohibit or otherwise interfere with the ability of the Parent or the Company to enter into and perform any of their obligations under this Agreement in any material respect.

5.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.
The Purchaser hereby represents and warrants to each of the Parent and the Company with respect to itself or himself as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Parent or the Company set forth in this Agreement):

5.1	Requisite Power and Authority.  Purchaser has all
necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

5.2	Purchaser Bears Economic Risk.   Purchaser has
substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

5.3	Purchaser Can Protect Its Interest.   Purchaser
represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

6.	ADDITIONAL COVENANTS.  Each of the Parent and the Company
jointly and severally covenants and agrees, as applicable, with the Purchaser as follows:

6.1	Stop-Orders. The Parent will advise the Purchaser,
promptly after it receives notice of issuance by the Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Parent, or of the suspension of the qualification of the Common Stock of the Parent for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

6.2	Listing.   The Parent will maintain the listing of its
Common Stock on theOTCBB or the American Stock Exchange (the "Principal Market"), and will comply in all material respects with the Parent's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Parent will provide the Purchaser copies of all notices it receives notifying the Parent of the threatened and actual delisting of the Common Stock from any Principal Market.

6.3	Market Regulations.   The Parent shall notify the SEC,
and any Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Purchaser and promptly provide copies thereof to Purchaser.

6.4	Reporting Requirements.   The Parent will timely file
with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

6.5	Use of Funds.   Each of the Parent and the Company
agrees that it will use the proceeds of the sale of the Preferred Stock and Warrant for general corporate purposes only, in the ordinary course of its business and consistent with past practice.

6.6	Access to Facilities.   Each of the Parent and the
Company will permit any representatives designated by the Purchaser (or any transferee of the Purchaser), so long as such person holds any Securities upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Parent or the Company, to (a) visit and inspect any of the properties of the Parent or the Company, (b) examine the corporate and financial records of the Parent or the Company (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of any such corporations with the directors, officers and independent accountants of the Parent or the Company.

6.7	Taxes.   Each of the Parent and the Company will
promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Parent and the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Parent or the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Parent and the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

6.8	Insurance.   Each of the Parent and the Company will
keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Parent's or the Company's line of business, in amounts sufficient to prevent the Parent or the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and each of the Parent and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

6.9	Intellectual Property.   Each of the Parent and the
Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

6.10	Confidentiality.  Each of  the Parent and the Company
agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, including the federal and state securities laws and then only to the extent of such requirement.

6.11	Corporate Existence.  Each of the Parent and the
Company shall maintain its corporate existence, and will not liquidate, dissolve or effect a recapitalization, reclassification or reorganization in any form of transaction. In addition, the each of the Parent and the Company shall not sell all or substantially all of the Parent's or the Company's assets, except in the event of a merger or consolidation or sale or transfer of all or substantially all of the Parent's or the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Parent's or the Company's obligations hereunder and the Related Agreements and (ii) is a publicly traded company whose common stock is quoted or listed on a Principal Market.

6.12	Reissuance of Securities.  At the Closing and upon the
issuance of shares of Common Stock following conversion of the Preferred Stock and exercise of the Warrants, each of the Parent and the Company, as applicable agrees to issue certificates representing the Securities without any restrictive legends. The Parent agrees to cooperate with the Purchaser in connection with all resales of the Securities and provide legal opinions necessary to allow such resales.

6.13	Opinion. On the Closing Date, the Parent will deliver
to the Purchaser an legal opinion acceptable to the Purchaser from the Parent's legal counsel in the form annexed hereto as Exhibit C. The Parent will provide, at the Parent's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Preferred Stock and exercise of the Warrants.

7.	COVENANTS OF THE PARENT, COMPANY AND PURCHASER REGARDING
	INDEMNIFICATION.

7.1	Parent and Company Indemnification.  Each of the
Parent and the Company jointly and severally agrees to indemnify, hold harmless, reimburse and defend Purchaser, each of Purchaser's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which results, arises out of or is based upon (i) any misrepresentation by Parent or the Company or breach of any warranty by the Parent or the Company in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement, or (ii) any breach or default in performance by Parent or the Company of any covenant or undertaking to be performed by the Parent or the Company hereunder, or any other agreement entered into by the Parent, the Company and Purchaser, as applicable, relating hereto.

7.2	Purchaser's Indemnification.  Purchaser agrees to
indemnify, hold harmless, reimburse and defend each of the Parent and the Company and each of their officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Parent or the Company which results, arises out of or is based upon (i) any misrepresentation by Purchaser or breach of any warranty by Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, or any other agreement entered into by the Parent, the Company and Purchaser, as applicable, relating hereto.

7.3	Procedures.  The procedures and limitations set forth
in Section 9.6 shall apply to the indemnifications set forth in Sections 7.1 and 7.2 above.

8.	INTENTIONALLY OMITTED..

9.	OFFERING RESTRICTIONS.   Except as previously disclosed in the
SEC Reports or stock or stock options granted to employees or directors of the Company; or equity or debt issued in connection with an acquisition of a business or assets by the Parent or the Company; or the issuance by the Parent or the Company of stock in connection with the establishment of a joint venture partnership or licensing arrangement (these exceptions hereinafter referred to as the "Excepted Issuances"), the neither the Parent nor the Company will issue any securities with a variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities prior to the repayment in full or conversion in full of the Preferred Stock.

10.	RESTRICTED CASH ACCOUNT.  As a condition of Closing, the
Company will place $2,000,000 in a restricted account at a bank reasonably acceptable to the Purchaser, and maintain such amount in the restricted account for as long as the Purchaser shall hold any Preferred Shares. The account shall be pledged to Purchaser as security for the performance of the Parent's obligations hereunder.

11.	MISCELLANEOUS.

11.1	Governing Law. This Agreement shall be governed by and
construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York; provided, however that the Purchaser may choose to waive this provision and bring an action outside the state of New York.
Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

11.2	Survival.  The representations, warranties, covenants
and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

11.3	Successors and Assigns.  Except as otherwise expressly
provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time.

11.4	Entire Agreement.  This Agreement, the exhibits and
schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

11.5	Severability.  In case any provision of the Agreement
shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.6	Amendment and Waiver.

(a)	This Agreement may be amended or modified only
upon the written consent of the Company and the Purchaser.

(b)	The obligations of the Company and the rights of
the holders of the Securities under the Agreement may be waived only with the written consent of such holders of Securities. The rights of the holder of Preferred Stock may be waived only with the written consent of such holder.

11.7	Delays or Omissions.  It is agreed that no delay or
omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Purchaser's part of any breach, default or noncompliance under this Agreement, the Preferred Stock or the Related Agreements or any waiver on such party's part of any provisions or conditions of the Agreement, the Certificate of Designations or the Related Agreements must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Preferred Stock or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.8	Notices.  All notices required or permitted hereunder
shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Purchaser at the address set forth on the signature page hereto for such Purchaser, with a copy in the case of the Purchaser to John E. Tucker, Esq., 152 West 57th Street, 4th Floor, New York, NY 10019, facsimile number (212) 541-4434, or at such other address as the Company or the Purchaser may designate by ten days advance written notice to the other parties hereto.

11.9	Attorneys' Fees.  In the event that any suit or action
is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11.10	Titles and Subtitles.  The titles of the sections and
subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.11	Counterparts.  This Agreement may be executed by
facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11.12	Broker's Fees.  Each party hereto represents and
warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except as specified herein with respect to the Purchaser. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 12.12 being untrue.

11.13	Indemnification.  The Company shall indemnify the
Purchaser for any losses or expenses incurred by the Purchaser in connection with any claims brought against the Purchaser by any third party (including any other stockholder of the Company) as a result of the transactions contemplated by this Agreement, other than for a breach of representation or warranty made by the Purchaser herein.

11.14	Construction.  Each party acknowledges that its legal
counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:
CYCLE COUNTRY ACCESSORIES CORP.
By:
Name:
Title:
Address:

PURCHASER:
LAURUS MASTER FUND, LTD.

By:
Name:
Address: 	LAURUS MASTER FUND, LTD.
c/o Ironshore Corporate
Services Ltd.
P.O. Box 1234 G.T.,
Queensgate House, South
Church Street
Grand Cayman, Cayman
Islands
SUBSIDIARY

By:
Name:
Title:
Address:

LIST OF EXHIBITS
Form of Offering Certificate of Designations	Exhibit A
Form of Warrant	Exhibit B
Form of Opinion	Exhibit C

EXHIBIT A
CERTIFICATE OF DESIGNATIONS

                  CYCLE COUNTRY ACCESSORIES SUBSIDIARY CORP.
            CERTIFICATE TO SET FORTH DESIGNATIONS, VOTING POWERS, PREFERENCES, LIMITATIONS, RESTRICTIONS, AND RELATIVE
                         RIGHTS OF SERIES A CONVERTIBLE
                  PREFERRED STOCK, $.0001 PAR VALUE PER SHARE


It is hereby certified that:

I.	The name of the corporation is Cycle Country Accessories
Subsidiary (the "Corporation"), a Nevada corporation and wholly owned subsidiary of Cycle Country Accessories Corp. (the "Parent")

II.	The certificate of incorporation of the Corporation,
authorizes the issuance of 2,000,000 shares of Preferred Stock, $.0001 par value per share, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue all of said shares in one or more Series by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

III.	The Board of Directors of the Corporation, pursuant to the
authority expressly vested in it, has adopted the following resolution creating a class of Series A Convertible Preferred Stock:

RESOLVED, that a portion of the authorized shares of Preferred Stock of the Corporation shall be designated as a separate series possessing the rights and preferences set forth below:

1.	Designation: Number of Shares.  The designation of said series of Preferred Stock shall be Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 2,000,000. Each share of Series A Preferred Stock shall have a stated value equal to $1 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Stated Value"), and $.0001 par value.

2.	Ranking.  The Series A Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.0001 per share ("Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless wheresuch class or series of capital stock specifically, by its terms, ranks senior to or Pari Passu with the Series A Preferred Stock); (iii) on a parity with any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series A Preferred Stock ("Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock ("Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

3.	Dividends.

(a)     The Holders of outstanding shares of Series A Preferred
Stock shall be entitled to receive preferential dividends in cash out of any funds of the Parent before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock, or other class of stock presently authorized or to be authorized (the Common Stock, and such other stock being hereinafter collectively the "Junior Stock") at the "base rate" or the "prime rate" published in the Wall Street Journal from time to time (the "Prime Rate") plus one and a half percent (0.5%) simple interest per annum on the Stated Value per share of Series A Preferred Stock then outstanding (as adjusted pursuant to Section 4 below) (the "Monthly Dividend Amount"). The Parent shall make such payments of the Monthly Dividend Amount commencing July 1, 2003 and on the first business day of each consecutive calendar month thereafter. Dividend payments may be made in cash at the rate of 102% Monthly Dividend Amount, or in fully paid and non assessable registered shares of the Parent's Common Stock at the Conversion Price (as defined herein) then in effect, and as long as the Conversion Price is below the Market Price the issuance of such shares shall constitute full payment of such dividend. The Prime Rate shall be increased or decreased, as the case may be, as such Prime Rate shall fluctuate; each change to be effective on the date of such fluctuation.

(b)	The dividends on the Series A Preferred Stock at the
rates provided above shall be cumulative whether or not earned so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series A Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the monthly dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series A Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Parent, the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series A Preferred Stock or Parri Passu Securities and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

(c)	Dividends on all shares of the Series A Preferred Stock
shall begin to accrue and be cumulative from and after the date of issuance thereof. A dividend period shall be deemed to commence on the day following a monthly dividend payment date herein specified and to end on the next succeeding monthly dividend payment date herein specified.

4.	Liquidation Rights.

(a)	Upon the dissolution, liquidation or winding-up of the
Corporation, whether voluntary or involuntary, the Holders of the Series A Preferred Stock shall be entitled to receive before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the Stated Value per share of Series A Preferred Stock then outstanding and all accrued and unpaid dividends to and including the date of payment thereof. Upon the payment in full of all amounts due to Holders of the Series A Preferred Stock, the holders of the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the holders of the Series A Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the holders of Series A Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed ratably among the holders of the Series A Preferred Stock.

(b)	Neither the purchase nor the redemption by the
Corporation of shares of any class of stock nor the merger or consolidation of the Corporation with or into any other corporation or corporations nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this Section 4.

5.	Conversion into Common Stock.  Shares of Series A Preferred
Stock shall have the following conversion rights and obligations:

(a)	Subject to the further provisions of this Section 5, each
holder of shares of Series A Preferred Stock shall have the right at any time commencing after the issuance of the Series A Preferred Stock to such holder to convert such shares into fully paid and non-assessable shares of the Parent's Common Stock (as defined in Section 5(i) below) at the Conversion Price provided in Section 5(b) below. All issued or accrued but unpaid dividends may be converted at the election of the holder simultaneously with the conversion of the Series A Preferred Stock being converted.

Subject to the last sentence of this Section 5(a), no holder of Series A Preferred Stock shall be entitled to convert, nor shall the Corporation require any Holder to accept, pursuant to the terms of this
Section 5(a) that amount of the Preferred Stock convertible into that number of shares of Common Stock which would result in the Holder's beneficial ownership (as defined below) of Parent's Common Stock being in excess of 4.99% of the outstanding shares of Parent's Common Stock. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. A Holder of Series A Preferred Stock may void the conversion limitation described in this Section 5(a): (i) upon 75 days prior notice to the Corporation or (ii) upon an Event of Default hereunder.

(b)	The number of shares of Common Stock issuable upon
conversion of each share of Series A Preferred Stock shall equal (i) the sum of (A) the Stated Value per share, as amended pursuant to Section 5 hereof, and (B) at the holder's election, accrued and unpaid dividends on such share, divided by (ii) $3.93 (the "Conversion Price").On each anniversary of the date hereof, the Conversion Price then in effect shall be reset at a price calculated by using the average of the five (5) lowest closing prices of the Parent's Common Stock for the twenty two
(22) trading days prior to such anniversary date. Notwithstanding the immediately foregoing, in no event shall the Conversion Price ever be less than three dollars and fifty cents ($3.50).

If after the Default Notice Period (as defined below) the Parent has not paid in full the amounts then due hereunder or cured the Event of Default, then the Conversion Price shall be reduced and shall be equal to the lower of (i) the Conversion Price; or (ii) eighty percent (80%) of the average of the three (3) lowest closing prices for the Parent's Common Stock on a whichever Principal Market at the time the principal trading exchange or market for the Parent's Common Stock, or on any securities exchange or other securities market on which the Parent's Common Stock is then being listed or traded, for the thirty (30) trading days prior to but not including the Conversion Date.

(c)	The holder of any certificate for shares of Series A
Preferred Stock desiring to convert any of such shares may give notice of its decision to convert the shares into common stock by delivering, along with the certificate(s) representing the shares of Series A Preferred Stock to be converted if requested by the Corporation, an executed and completed notice of conversion ("Notice of Conversion") to the Corporation or the Corporation's Transfer Agent (the "Conversion Date"). Each date on which a notice of conversion is delivered or telecopied to the Corporation or the Corporation's Transfer Agent in accordance with the provisions hereof shall be deemed a Conversion Date. A form of Notice of Conversion that may be employed by a holder is annexed hereto as Exhibit A. The Corporation will cause the transfer agent to transmit the certificates representing the shares of the Parent's Common Stock issuable upon conversion of the Series A Preferred Stock (and a certificate representing the balance of the Preferred Stock not so converted, if requested by Purchaser) to the holder by crediting the account of the Holder's prime broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Corporation of the Notice of Conversion and the certificate(s) representing the shares of Series A Preferred Stock to be converted (the "Delivery Date"). The Parent is obligated to deliver to the holder simultaneously with the aforedescribed Common Stock, at the election of the Holder, additional shares of the Parent's Common Stock representing the conversion at the Conversion Price, of dividends accrued on the Series A Preferred Stock being converted.

The Corporation understands that a delay in the delivery of the Parent's Common Stock in the form required pursuant to this Section beyond the Delivery Date could result in economic loss to the Holder. In the event that the Corporation fails to direct its transfer agent to deliver the Parent's Common Stock to the Holder within the time frame set forth in Section 5 and the Common Stock is not delivered to the Holder by the Delivery Date, as compensation to the Holder for such loss, the Corporation agrees to pay late payments to the Holder for late issuance of the Parent's Common Stock in the form required pursuant to this
Section 5 in the amount equal to the greater of (i) $400 per business day after the Delivery Date and (ii) the holder's actual damages from such delayed delivery. The Parent shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages.

In the case of the exercise of the conversion rights set forth in Section 5(a) the conversion privilege shall be deemed to have been exercised and the shares of Parent's Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation or Transfer Agent of the Notice of Conversion. The person or entity entitled to receive Parent's Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record holder of such Parent's Common Stock and shall on the same date cease to be treated for any purpose as the record holder of such shares of Series A Preferred Stock so converted.

Upon the conversion of any shares of Series A Preferred
Stock no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock, except that the holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

The Parent shall not be required, in connection with any conversion of Series A Preferred Stock, and payment of dividends on Series A Preferred Stock to issue a fraction of a share of its Series A Preferred Stock and shall instead deliver a stock certificate representing the next whole number.

(d)	The Conversion Price determined pursuant to Section 5(b)
shall be subject to adjustment from time to time as follows:

(i)	In case the Corporation shall at any time (A)
declare any dividend or distribution on its Common Stock or other securities of the Corporation other than the Series A Preferred Stock,
(B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Conversion Price shall be adjusted proportionately so that the holders of Series A Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion Price pursuant to this Section 5(d)(i) shall become effective immediately after the effective date of the event for the event.

(e)	(i)  In case of any merger of the Corporation with or
into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then unless the right to convert shares of Series A Preferred Stock shall have terminated, as part of such merger lawful provision shall be made so that holders of Series A Preferred Stock shall thereafter have the right to convert each share of Series A Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been convertible by the holder immediately prior to such consolidation or merger. Such provision shall also provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in Section (d) of this Section 5. The foregoing provisions of this Section 5(e) shall similarly apply to successive mergers.

(ii)	In case of any sale or conveyance to another person
or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the holders of Series A Preferred Stock shall thereafter have the right to convert each share of the Series A Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

(f)	Whenever the number of shares to be issued upon
conversion of the Series A Preferred Stock is required to be adjusted as provided in this Section 5, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series A Preferred Stock and the Common Stock; and the Corporation shall mail to each holder of record of Series A Preferred Stock notice of such adjusted conversion price.

(g)	So long as any shares of Series A Preferred Stock shall
remain outstanding and the holders thereof shall have the right to convert the same in accordance with provisions of this Section 6 the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions.

(h)	Overall Limit on Common Stock Issuable.  For so long as
the Parent Corporation is subject to the rules of the OTCBB/ American Stock Exchange, the number of shares of Common Stock issuable by the Parent Corporation and acquirable by the Holder under all securities issued by the Company to the Holder, shall not exceed 19.99% of the number of shares of the Parent's Common Stock issued and outstanding on the date hereof , subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Parent's Common Stock (the "Maximum Common Stock Issuance"), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Corporation's shareholders. If at any point in time and from time to time the number of shares of Parent's Common Stock issued pursuant to conversion of the Preferred Stock, together with the number of shares of Parent's Common Stock that would then be issuable by the Corporation in the event of the conversion or exercise of all other securities issued by the Company of the entire Stated Value of the Preferred Stock, would exceed the Maximum Common Stock Issuance but for this Section, then upon written notice provided by the Holder, which such notice shall not be provided until the Holder has been issued in the aggregate not less than 19.99% of the number of shares of the Parent's Common Stock issued and outstanding on the date hereof , the Corporation shall promptly call a shareholders meeting to obtain shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance.

(j)	The Corporation shall pay the amount of any and all issue
taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series A Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series A Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

6.	Voting Rights.  The shares of Series A Preferred Stock shall not have voting rights.

7.      Events of Default.

The occurrence of any of the following events of default (each, an "Event of Default") shall, after the applicable period to cure the Event of Default, cause the dividend rate described in Section 3 hereof to become twenty percent (20%) from and after the occurrence of such event until the Holder shall no longer hold the any Preferred Stock, and the Holder shall have the option to require the Corporation to redeem the Series A Preferred Stock held by such Holder by the immediate payment to the Holder by the Corporation of a sum of money equal to 120% of the outstanding Stated Value, plus accrued and unpaid dividends:

7.1	Failure to Make Payment.  The Corporation fails to pay
any payment required to be paid pursuant to the terms of hereof or the failure to timely pay any other sum of money due to the Holder from the Corporation and such failure continues for a period of five (5) business days after written notice to the Corporation from the Holder.

7.2	Breach of Covenant.  The Corporation breaches any
material covenant or other term or condition of this Certificate of Designations or the Purchase Agreement in any material respect and such breach, if subject to cure, continues for a period of five (5) days after written notice to the Corporation from the Holder.

7.3	Breach of Representations and Warranties.  Any material
representation or warranty of the Corporation made herein, in the Purchase Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading.

7.4	Receiver or Trustee.  The Corporation shall make an
assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

7.5	Judgments.  Except for judgments related to obligations
of the Parent ., which are reflected on the Corporation's balance sheet, any money judgment, writ or similar final process shall be entered or filed against Corporation or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

7.6	Bankruptcy.  Bankruptcy, insolvency, reorganization or
liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation.

7.7	Stop Trade.  An SEC stop trade order or Principal Market
trading suspension for a period in excess of five (5) business days.

7.8 Default Under Related Agreement. An Event of Default occurs under and as defined in any one or more of the following agreements which is not cured during any applicable cure or grace period:
 (i) Securities Purchase Agreement between the Corporation and Laurus Master Fund, Ltd., (iii) Pledge Agreement between the Corporation and Laurus Master Fund, Ltd. and (iv) Pledge and Security Agreement between the Corporation and Laurus Master Fund, Ltd., as each such agreement may be amended, modified and supplemented from time to time.



8.0. Status of Converted or Redeemed Stock. In case any shares of Series A Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Preferred Stock.

	In witness whereof, Cycle Country Accessories Corp. Subsidiary. has caused this Certificate to be executed by________________________________________, this __ day of June, 2003.


                        CYCLE COUNTRY ACCESSORIES SUBSIDIARY CORP.



                        By:______________________________________





EXHIBIT A


	NOTICE OF CONVERSION

(To Be Executed By the Registered Holder in Order to Convert the Series A Convertible Preferred Stock of Cycle Country Accessories Corp. Subsidiary

The undersigned hereby irrevocably elects to convert ______________ shares of Series A Convertible Preferred Stock and $_____________ of the dividend due, into shares of Parent's Common Stock of Cycle Country Accessories Corp. Subsidiary (the "Corporation") according to the conditions hereof, as of the date written below.

Date of
Conversion:______________________________________________________________

Applicable Conversion Price Per Share:___________________________________



Number of Parent's Common Shares Issuable Upon This Conversion:__________



Signature:_______________________________________________________________
Print
Name:___________________________________________________________________
Address:_________________________________________________________________

_________________________________________________________________________

Deliveries Pursuant to this Notice of Conversion Should Be Made to:

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

EXHIBIT B
FORM OF WARRANT


Right to Purchase 40,000 Shares of Common Stock of Cycle Country Accessories Corp. (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. [2003-2]	Issue Date:  June 9, 2003

Cycle Country Accessories Corp., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, LAURUS MASTER FUND, LTD., or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through seven (7) years after such date (the "Expiration Date"), up to 40,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined), $.01 par value per share, of the Company, at the Exercise Price (as defined below). The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)	The term "Company" shall include Cycle Country Accessories
Corp. and any corporation which shall succeed or assume the obligations of Cycle Country Accessories Corp. hereunder.

(b)	The term "Common Stock" includes (a) the Company's Common
Stock, $.01 par value per share, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c)	The term "Other Securities" refers to any stock (other than
Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to
Section 4 or otherwise.

(d)	The term "Exercise Price" shall be $4.00 per share;

1.	Exercise of Warrant.

1.1	Number of Shares Issuable upon Exercise.  From and
after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of the exercise notice attached hereto as Exhibit A (the "Exercise Notice"), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2	Fair Market Value.  Fair Market Value of a share of
Common Stock as of a particular date (the "Determination Date") shall mean:

(a)	If the Company's Common Stock is traded on an
exchange or is quoted on the NASD OTC Bulletin Board ("OTCBB") or the American Stock Exchange Smallcap ("AMEX"), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(b)	If the Company's Common Stock is not traded on an
exchange or on the OTCBB or AMEX, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(c)	Except as provided in clause (d) below, if the
Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(d)	If the Determination Date is the date of a
liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

2.	Procedure for Exercise.

2.1	Delivery of Stock Certificates, etc. on Exercise. The
Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 3 business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2.2	Exercise.

(a)	Payment may be made by delivery of the Warrant,
and/or Common Stock receivable upon exercise of the Warrant in accordance with Section (b) below, for the number of Common Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(b)	Notwithstanding any provisions herein to the
contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

		X=Y (A-B)
			 A

Where   X=      the number of shares of Common Stock to be issued to the Holder
	Y=	the number of shares of Common Stock purchasable under
the Warrant or, if only a portion of the Warrant is
being exercised, the portion of the Warrant being
exercised (at the date of such calculation)
	A=	the Fair Market Value of one share of the Company's
Common Stock (at the date of such calculation)
        B=      Exercise Price (as adjusted to the date of such calculation)

3.	Effect of Reorganization, etc.; Adjustment of Exercise Price.

3.1	Reorganization, Consolidation, Merger, etc.  In case
at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2	Dissolution.  In the event of any dissolution of the
Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrant after the effective date of such dissolution pursuant to Section 3.1 to a bank or trust company having its principal office in New York, NY, as trustee for the Holder of the Warrant.

3.3	Continuation of Terms.  Upon any reorganization,
consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the holders of the Warrant be delivered to the Trustee as contemplated by Section 3.2.

3.4	Adjustment of Warrant Exercise Price and Number of
Shares upon Issuance of Common Stock. Other than (i) pursuant to warrants or options that are outstanding as of the date hereof and warrants and options that may be granted in the future under any option plan of the Company, or any employment agreement, joint venture, credit, leasing or other financing agreement or any joint venture or other strategic arrangement, in each case now or hereinafter entered into by the Company, (ii) pursuant to any securities issued by the Company to the Holder, (iii) pursuant to any agreement entered into by the Company or any of its subsidiaries for the acquisition of another business (whether by stock purchase or asset purchase, merger or otherwise; ((i), (ii) and (iii) above, are hereinafter referred to as the "Excluded Issuances")), if the Company at any time shall issue any shares of Common Stock prior to the complete exercise of this Warrant for a consideration less than the Exercise Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Exercise Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Exercise Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Company upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted Exercise Price. For purposes of this adjustment, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Exercise Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights..

4.	Extraordinary Events Regarding Common Stock.  In the event
that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

5.	Certificate as to Adjustments.  In each case of any
adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

6.	Reservation of Stock, etc. Issuable on Exercise of Warrant.
The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

7.	Assignment; Exchange of Warrant.  Subject to compliance
with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") with respect to any or all of the Shares. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8.	Replacement of Warrant.  On receipt of evidence reasonably
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.	Registration Rights.  The Holder of this Warrant has been
granted certain registration rights by the Company. These registration rights are set forth in a Securities Purchase Agreement entered into by the Company and Purchaser of the Company's Preferred Stock (the "Preferred Stock") at or prior to the issue date of this Warrant.

10.	Maximum Exercise.  The Holder shall not be entitled to
exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the shares of Common Stock of the Company on such date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be revoked upon 75 days prior notice from the Holder to the Company and is automatically null and void upon an Event of Default under the Preferred Stock.

11.	Warrant Agent.  The Company may, by written notice to the
each holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to
Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

12.	Transfer on the Company's Books.  Until this Warrant is
transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13.	Notices, etc.  All notices and other communications from
the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

14.	Voluntary Adjustment by the Company.  The Company may at
any time during the term of this Warrant reduce the then current
Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

15.	Miscellaneous.  This Warrant and any term hereof may be
changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of New York without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state of New York; provided, however, that the Holder may choose to waive this provision and bring an action outside the state of New York. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

[THIS SPACE INTENTIONALLY LEFT BLANK]


IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.
CYCLE COUNTRY ACCESSORIES CORP.

By:_____________________________

Witness:

______________________________


Exhibit A

FORM OF SUBSCRIPTION

(To be signed only on exercise of Warrant)

TO:	Cycle Country Accessories Corp.
The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___	________ shares of the Common Stock covered by such Warrant; or

___	the maximum number of shares of Common Stock covered by such

Warrant pursuant to the cashless exercise procedure set forth in
Section 2.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___	the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___	the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchaseable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ____________________ whose address is ___________________________________________________________.
The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act. Dated:___________________
      ___________________

(Signature must conform to name of
holder as specified on the face of the
Warrant)

_____________________________________
(Address)


Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)
For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Cycle Country Accessories Corp. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Cycle Country Accessories Corp. with full power of substitution in the premises.

Transferees
Percentage
Transferred
Number
Transferrred












Dated:___________________
      ___________________

(Signature must conform to name of
holder as specified on the face of the
Warrant)
Signed in the presence of:
_________________________________
_________________________________
	(Name)	(address)
ACCEPTED AND AGREED:		________________________________________

[TRANSFEREE]		(address)
_____________________________
	(Name)


(continued from previous page)

EXHIBIT C

FORM OF OPINION

		1.	Each of the Parent and the Company is a corporation
validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

		2.	Each of the Parent and the Company has the requisite
corporate power and authority to execute, deliver and perform its obligations under the Agreement and Related Agreements. All corporate action on the part of each of the Parent and the Company, their officers, directors and stockholders necessary for (i) the authorization of the Agreement and Related Agreements, and the performance of all obligations of each of the Parent and the Company thereunder at each Closing, and (ii) the authorization, sale, issuance and delivery of the Securities pursuant to the Agreement and the Related Agreements has been taken. The Preferred Stock, the Parent's
Common Stock and the Parent's Common Stock underlying the Warrant, when issued pursuant to and in accordance with the terms of the Agreement and upon delivery, shall be validly issued and outstanding, fully paid and non assessable.

		3.	The execution, delivery and performance of the
Agreement, the Preferred Stock or the Related Agreements by the Company and the consummation of the transactions contemplated by any thereof, will not, with or without the giving of notice or the passage of time or both:

			(a)	Violate the provisions of the Articles or
                        bylaws of the Parentor the Company; or

			(b)	To the best of such counsel's knowledge,
                        violate any judgment, decree, order or award of any court binding upon the Parent or the Company.

		4. 	The Agreement and Related Agreements constitute and
the Preferred Stock, upon their issuance will constitute, valid and legally binding obligations of the Parent and the Company, and are enforceable against each of the Parent and the Company in accordance with their respective terms.

		5.	The sale of the Preferred Stock and the subsequent
conversion of the Preferred Stock into share s of the Parent's common Stock are not and will not be subject to any preemptive rights or, to such counsel's knowledge, rights of first refusal that have not been properly waived or complied with. The sale of the Warrants and the subsequent exercise of the Warrants for shares of the Parent's Common Stock are not and will not be subject to any preemptive rights or, to such counsel's knowledge, rights of first refusal that have not been properly waived or complied with.

		6.	Assuming the accuracy of the representations and
warranties of the Purchasers contained in the Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. To the best of such counsel's knowledge, neither the Parent nor the Company, nor any of their affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy and security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Parent or the Company for purposes of the Securities Act which would prevent the Parent or the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions.

	7.	There is no action, suit, proceeding or investigation
pending or, to the best of such counsel's knowledge, currently threatened against the Parent or the Company that questions the validity of the Agreement or the Related Agreements or the right of the Parent or the Company to enter into any of such agreements, or to consummate the transactions contemplated thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Parent or the Company, financially or otherwise, or any change in the current equity ownership of the Parent or the Company. To the best of such counsel's knowledge, neither the Parent nor the Company is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality; nor is there any action, suit, proceeding or investigation by the Parent or the Company currently pending or which the Parent or the Company intends to initiate.